Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-149733-01 on Form S-3 of our report dated February 27, 2009, relating to the financial statements and financial statement schedules of Highwoods Realty Limited Partnership (the “Operating Partnership”) appearing in this Annual Report on Form 10-K of the Operating Partnership for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

February 27, 2009